                                  SCHEDULE 14A
                    Information Required in Proxy Statement
                             (Section 240.14a-101)
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            (   )
Filed by a Party other than the Registrant         ( X )
Check the appropriate box:
           (   )  Preliminary Proxy Statement
           ( X )  Definitive Proxy Statement
           (   )  Definitive Additional Materials
           (   )  Soliciting Material Pursuant to Sections 240.14a-11(c) or
                  240.14a-12

                                  PACCAR Inc
                (Name of Registrant as Specified In Its Charter)


                                G. Glen Morie
                Vice President, General Counsel and Secretary
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

           ( X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(j)(2).
           (   )  $500 per each party to the controversy pursuant to Exchange
                  Act Rule 14a-6(i)(3).
           (   )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

                 1) Title of each class of securities to which transaction applies:

                      not applicable
                      ---------------------------------------------------------
                 2) Aggregate number of securities to which transaction applies:

                      not applicable
                      ---------------------------------------------------------
                 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                      not applicable
                      ---------------------------------------------------------
                 4)   Proposed maximum aggregate value of transaction:

                      not applicable
                      ---------------------------------------------------------

           (   )  Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11 (a)(2) and identify the filing for which for which the offsetting fee was paid previously.
                  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)    Amount Previously Paid:
                                              ---------------------------------
                 2)    Form, Schedule or Registration Statement No.:
                                                                    -----------
                 3)    Filing Party:
                                    -------------------------------------------
                 4)    Date Filed:
                                  ---------------------------------------------

                              [PACCAR Inc LOGO]

        -------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
        -------------------------------------------------------------

     The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 26, 1994, at the MEYDENBAUER CENTER, 11100 N.E. 6TH STREET, BELLEVUE, WASHINGTON for the following purposes:

     1. To elect three directors to serve three-year terms ending in 1997, and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting.

     Pursuant to Section 3 of Article VI of the Bylaws, stockholders entitled to notice of and to vote at this meeting are those of record as of the close of business on March 1, 1994.

     IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly in the enclosed postpaid envelope.

                                          By order of the Board of Directors

                                          [FACSIMILE SIGNATURE]

                                          G. G. Morie
                                          Vice President, General
                                            Counsel and Secretary

Bellevue, Washington
March 18, 1994

                               ------------------

                                PROXY STATEMENT

                               ------------------

     The accompanying proxy is solicited by the Board of Directors of PACCAR Inc (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held April 26, 1994, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington. Execution of the proxy will not in any way affect a stockholder's right to attend the meeting or prevent voting in person. A proxy may be revoked by later dated proxy or by notice to the Secretary of the Company at any time before it is voted.

     The executive offices of the Company are located in the PACCAR Building, 777 - 106th Avenue N.E., Bellevue, Washington 98004. This proxy statement and proxy card were first sent to stockholders about March 18, 1994.

     Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail except for any telegraph, telephone or personal solicitation by directors, officers and employees of the Company which may be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

                                 VOTING RIGHTS

     Stockholders eligible to vote at the meeting are those of record at the close of business on March 1, 1994. Each outstanding share of common stock, par value $12 per share is entitled to one vote on all matters to be presented at the meeting. As of the close of business on March 1, 1994, the Company had outstanding 38,858,042 shares of common stock.

                                STOCK OWNERSHIP
CERTAIN OWNERS

     The following persons are known to the Company to be the beneficial owner of more than five percent of the Company's common stock at December 31, 1993:

                                                              SHARES
                        NAME AND ADDRESS                   BENEFICIALLY             PERCENT
                        BENEFICIAL OWNER                     OWNED(a)               OF CLASS
        ------------------------------------------------   ------------             --------
        BankAmerica Corporation                            3,963,819  (b)             11.7
          Seafirst Bank Trust Division
          701 Fifth Avenue
          Seattle, Washington 98124
        Charles M. Pigott                                  2,280,849  (c)(d)           6.8
          P.O. Box 1518
          Bellevue, Washington 98009
        James C. Pigott                                    2,008,118  (d)(e)           5.9
          1405 42nd Ave. East
          Seattle, Washington 98112

DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation sets forth the shares of common stock beneficially owned by each director and executive officer and by all directors and executive officers as a group at December 31, 1993:

                                                                SHARES
                                                             BENEFICIALLY         PERCENT
                               NAME                            OWNED(A)           OF CLASS
        ---------------------------------------------------  ------------         --------
        Richard P. Cooley..................................         1,000              *
        John M. Fluke, Jr..................................         1,478              *
        Carl H. Hahn.......................................           500              *
        Harold J. Haynes...................................         3,478              *
        David J. Hovind....................................        16,794(d)(f)        *
        Charles M. Pigott..................................     2,280,849(c)(d)      6.8
        James C. Pigott....................................     2,008,118(d)(e)      5.9
        John W. Pitts......................................         2,166              *
        James H. Wiborg....................................        28,478(g)           *
        William E. Boisvert................................           836(f)           *
        Mark C. Pigott.....................................       321,999(d)(h)        *
        Michael A. Tembreull...............................         8,641(f)           *
        Total of all directors and executive officers
          as a group (15 individuals)......................     3,753,183(i)        11.1

- ---------------

 *  does not exceed one percent.

(a) Numbers do not reflect the Company's 15% stock dividend paid on February 15, 1994 to stockholders of record at the close of business on January 10, 1994. Amounts shown are rounded to whole-share amounts. As of the close of business on December 31, 1993, the Company had outstanding 33,789,302 shares of common stock.

(b) Of the 3,963,819 shares, BankAmerica Corporation and its subsidiaries have sole voting power as to 3,209,826 shares, sole dispositive power as to 3,345,400 shares, shared voting power as to 22,274 shares and shared dispositive power as to 448,321 shares.

(c) Includes 10,370 shares allocated in the Company's Savings Investment Plan for which he has sole voting power but no dispositive power, 45,618 stock units accrued for a deferred contingent cash award under the Long-Term Incentive Plan and options to purchase 11,229 shares. Also includes 816,629 shares held by a charitable trust of which he is co-trustee and shares voting and dispositive power, and 116,720 shares held by a corporation over which he has sole voting power and sole dispositive power over 99,548 of such shares.

(d) Does not include shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(e) Includes the same 816,629 shares referenced in note (c) held by a charitable trust of which he is a co-trustee and shares voting and dispositive power.

(f) Includes shares allocated in the Company's Savings Investment Plan for which the participant has sole voting power but no dispositive power as follows:
    D. J. Hovind (4,989), W. E. Boisvert (836) and M. A. Tembreull (3,247). Includes stock units accrued for deferred contingent cash awards under the Long-Term Incentive Plan as follows: D. J. Hovind (780) and M. A. Tembreull (1,220). Also includes options to purchase shares as follows: D. J. Hovind (6,561) and M. A. Tembreull (3,838).

(g) Includes 18,000 shares held in trust for which he is a trustee and shares voting and dispositive power.

(h) Includes 2,075 shares allocated in the Company's Savings Investment Plan for which he has sole voting power but no dispositive power, and the same 116,720 shares owned by the corporation referenced in note (c) over which he has no voting or dispositive power. Also includes options to purchase 1,764 shares.

(i) Reflects elimination of duplicate reporting of 816,629 shares referenced in notes (c) and (e) and 116,720 shares referenced in notes (c) and (h).

                             ELECTION OF DIRECTORS

     Three directors, constituting Class II Directors, are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class II Directors for a term expiring at the Annual Meeting of Stockholders in 1997. All of the nominees are now directors of the Company and have been nominated by the Board of Directors.

     Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Shares that are not voted for the election of directors (whether because authority to vote is withheld, the stockholder does not return a proxy, the broker holding the shares does not vote or otherwise) will not count in determining the total number of votes for each nominee.

     Unless otherwise instructed, proxies which are returned will be voted for the three nominees for director as Class II Directors. If any of the nominees is unable to act as a director because of an unexpected occurrence, the holders of the proxies, in their discretion, may vote the proxies for another person. In the alternative, the Board of Directors may make an appropriate reduction in the number of directors to be elected. The Class III and Class I Directors named below have terms which expire in 1995 and 1996, respectively.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING IN 1997 (CLASS II DIRECTORS):

     RICHARD P. COOLEY, age 70, Chairman of the Executive Committee of the Board of Directors of Seafirst Corporation and Seattle-First National Bank, a holding corporation and banking company, was Chairman and Chief Executive Officer of Seafirst Corporation and Seattle-First National Bank from 1983 to 1990. Mr. Cooley has served as a director of the Company since 1991. He is also a director of Burlington Northern, Inc., Egghead, Inc. and UAL Corporation.

     HAROLD J. HAYNES, age 68, has been Senior Counselor for Bechtel Group, Inc., a worldwide engineering and construction company, since 1981. He was Chairman, Chief Executive Officer and a director of Standard Oil Company of California (now Chevron Corporation), an integrated petroleum company, from 1974 until his retirement in 1981. Mr. Haynes has served as a director of the Company since 1981. He is also a director of The Boeing Company, Citicorp and Hewlett-Packard Company.

     JAMES C. PIGOTT, age 57, has been President of Pigott Enterprises, Inc., private investments, since 1983 and President and/or Chairman and Chief Executive Officer of Management Reports & Services, Inc., a provider of business services, since February 1986. He was President, Chief Executive Officer and a director of Stetson-Ross, Inc., a woodworking machinery manufacturer, from 1976 to 1983. He has served as a director of the Company since 1972. He is also a director of Americold Corporation. Mr. Pigott is the brother of Charles M. Pigott, also a director of the Company.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1995 (CLASS III
DIRECTORS):

     CARL H. HAHN, age 67, is the Chairman of Saurer Gruppe Holding AG, a textile manufacturer. He was Chairman of the Board of Management of Volkswagen AG from 1981 until his retirement in 1992, and became a member of its Supervisory Board upon his retirement. He is also Deputy Chairman of the Supervisory Board of AGIV, a chemical and industrial holding company, and sits on the Supervisory Boards of several other European companies. He has served as a director of the Company since 1993. He is also a director of Perot Systems Corp. and TRW Inc.

     CHARLES M. PIGOTT, age 64, became the chief executive officer of the Company in 1968 and Chairman of the Company in 1986. He was President of the Company from 1965 to January 1987 and has been a director since 1961. He is also a director of The Boeing Company, Chevron Corporation, and Seattle Times Company. Mr. Pigott is the brother of James C. Pigott, also a director of the Company.

     JOHN W. PITTS, age 67, has been President, Chief Executive Officer and a director of MacDonald, Dettwiler and Associates Ltd., a systems engineering company, since 1982. He was Chairman, President, Chief Executive Officer and a director of Okanagan Helicopters Ltd., a helicopter charterer, from 1970 to 1982. He is also a director of BC Sugar Refinery Limited and BC TELECOM Inc.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1996 (CLASS I DIRECTORS):

     JOHN M. FLUKE, JR., age 51, is Chairman of Fluke Capital Management, L.P., private investments. He was Chairman of Fluke Corporation (formerly John Fluke Mfg. Co., Inc.), a manufacturer of electronic test and measurement equipment, from 1984 to 1990. He was Chief Executive Officer of that company from 1983 to 1987 and has been a director since 1976. He has served as a director of the Company since 1984. He is also a director of U.S. Bank of Washington, N.A.

     DAVID J. HOVIND, age 53, became President and a director of PACCAR Inc in January 1992. He was Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987 and Vice President from September 1985 to December 1985.

     JAMES H. WIBORG, age 69, has been Chairman of Univar Corporation, a distributor of chemicals, since September 1986. He has also been Chairman and Chief Strategist of VWR Corporation since March 1986. He was Chairman and Chief Executive Officer of Univar from 1983 to 1986 and he was President and Chief Executive Officer from 1966 to 1983. He has served as a director of the Company since 1975. He is also a director of Momentum Corporation, Seafirst Corporation, Seattle-First National Bank, PENWEST, LTD., Univar Corporation, and VWR Corporation.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Norcliffe Company ("Norcliffe") is a wholly owned subsidiary of the Company acquired in 1987. Norcliffe is the general partner and has a 9% interest in the Norcliffe Limited Partnership ("NLP"). C. M. Pigott, J. C. Pigott, their three sisters, their sister-in-law and members of their families are limited partners of NLP. NLP owns a fifty percent interest in an office building joint venture whose books are maintained on a tax basis. In 1993, under generally accepted accounting principles, Norcliffe's investment was reduced to $0. For tax purposes, Norcliffe recognized an estimated loss of $96,000.

     Norcliffe is entitled to a nominal fee for its services in managing NLP. Norcliffe is also entitled to indemnification to the extent of NLP's assets for losses incurred in its capacity as general partner.

     In connection with the acquisition of Norcliffe in 1987, an escrow fund of the Company's common stock was established by the selling shareholders of Norcliffe (who include the NLP limited partners) to cover certain contingent liabilities. In 1993, the Company was reimbursed from the escrow for $1.2 million of covered liabilities.

                      STOCK OWNERSHIP AND TRADING REPORTS

     Prior to M. A. Tembreull's becoming an executive officer, his election to defer a 1987 long-term incentive award into a stock account was erroneously entered in the Company's records as a deferral into an income account. The error was discovered in April, 1993 and the deferral was reported on a Form 4 for April, 1993.

     C. H. Hahn, a director of the Company, acquired 500 shares of the Company's stock in October, 1993 which was reported on a Form 4 in January, 1994.

                             STOCKHOLDER PROPOSALS

     A stockholder proposal must be received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by November 18, 1994 to be considered for inclusion in the proxy materials for the Company's 1995 Annual Meeting.

                         BOARD COMMITTEES AND MEETINGS

     AUDIT COMMITTEE -- The Board of Directors has a standing Audit Committee. Members of the Audit Committee are Messrs. J. M. Fluke, Jr., J. C. Pigott and J.
W. Pitts. The functions of the Audit Committee include review of the independent accountant's report, modification of audit procedures as may be appropriate and performance of such other responsibilities as the Board of Directors may prescribe. The Committee met once in 1993.

     COMPENSATION COMMITTEE -- The Board of Directors has a standing Compensation Committee. Members of the Compensation Committee are Messrs. R. P. Cooley, J. M. Fluke, Jr., H. J. Haynes and J. H. Wiborg. The functions of the Compensation Committee include reviewing and approving compensation of certain executives. The Committee also administers the Company's Long-Term Incentive Plan. The Committee met three times in 1993.

     The Company does not have a Nominating Committee.

     The Board of Directors met four times during 1993, and each member attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

             COMPENSATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

     The information in the following table relates to the annual and long-term compensation for service in all capacities to the Company for the fiscal years ended December 31, 1993, 1992 and 1991 of those persons who were, at December 31, 1993, (a) the chief executive officer and (b) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                             --------------------------
                                                                                AWARDS
                                               ANNUAL COMPENSATION           ------------     PAYOUTS
                                       -----------------------------------    SECURITIES    -----------      ALL OTHER
                                                                 OTHER        UNDERLYING     LONG-TERM    COMPENSATION(a)
                                                                 ANNUAL      OPTIONS/SARS    INCENTIVE    ----------------
 NAME AND PRINCIPAL POSITION    YEAR   SALARY(b)   BONUS(c)   COMPENSATION   (SHARES)(d)    PAYOUTS(e)
- ------------------------------  ----   ---------   --------   ------------   ------------   -----------
C. M. Pigott..................  1993   $750,000   $             $2,119(f)        4,457        $413,438         $8,994
  Chairman and Chief            1992    773,308    525,000                       4,812               0          8,728
  Executive Officer             1991    630,000    441,000                       5,798               0
D. J. Hovind..................  1993    439,654                    748(f)        2,021         121,481          8,994
  President                     1992    437,192    219,555                       2,181               0          8,728
                                1991    335,000    174,200                       2,261               0
W. E. Boisvert................  1993    309,769                    238(f)        1,307               0          8,994
  Executive Vice President      1992    310,616    168,000                       1,411         183,465          8,728
                                1991    280,000    138,432                           0               0
M. A. Tembreull...............  1993    297,212                     17(f)        1,242          69,694          8,994
  Executive Vice President      1992    293,885    145,920                       1,341               0          8,728
                                1991    240,000    108,108                       1,472               0
M. C. Pigott..................  1993    212,212                       (f)          792          64,969          8,994
  Executive Vice President      1992    206,769     78,400                         855               0          8,728
                                1991    171,923     69,518                         911               0

- ---------------

(a) Amounts of All Other Compensation represent Company matching contributions to the Company's Savings Investment Plan.

(b) The Company pays salaries every two weeks; in 1992 there were 27 salary payments rather than the usual 26. No executive officer's salary was reduced for 1993.

(c) Amounts of bonuses earned in 1993 to be paid in 1994 were not determined on the date this proxy statement was prepared.

(d) Share amounts do not reflect the Company's 15% stock dividend paid on February 15, 1994 to stockholders of record at the close of business on January 10, 1994. Pursuant to the terms of the 1991 Long-Term Incentive Plan, the number of shares and the exercise price will be adjusted to account for the stock dividend.

(e) Represents cash awards which were paid, or were payable but deferred at the Named Officer's election, during 1991, 1992 and 1993 and earned during the 1988-1990, 1989-1991 and 1990-1992 Long-Term Incentive Plan performance cycles, respectively.

(f) Amounts represent interest on deferred bonus payments and payments under the Long-Term Incentive Plan in excess of 120% of the applicable Federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue
    Code).

     OPTION GRANTS -- Shown below is information on grants of stock options pursuant to the 1991 Long-Term Incentive Plan in 1993 to the Named Officers which are reflected in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR(a)

                                         INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------
                               NUMBER OF      PERCENT OF
                              SECURITIES    TOTAL OPTIONS
                              UNDERLYING      GRANTED TO                   MARKET PRICE                GRANT DATE
                                OPTIONS      EMPLOYEES IN    EXERCISE OR    ON DATE OF    EXPIRATION    PRESENT
      NAME                      GRANTED      FISCAL YEAR     BASE PRICE       GRANT          DATE       VALUE(b)
      ----                    ----------    -------------    -----------   ------------   ----------   ----------
C. M. Pigott................     4,457           21.26%         $53.64        $63.10       4/27/2003     $100,817
D. J. Hovind................     2,021            9.64           53.64         63.10       4/27/2003       45,715
W. E. Boisvert..............     1,307            6.23           53.64         63.10       4/27/2003       29,564
M. A. Tembreull.............     1,242            5.92           53.64         63.10       4/27/2003       28,094
M. C. Pigott................       792            3.78           53.64         63.10       4/27/2003       17,915

- ---------------

(a) Amounts have not been adjusted to reflect the Company's 15% stock dividend paid on February 15, 1994 to stockholders of record at the close of business on January 10, 1994. Pursuant to the terms of the 1991 Long-Term Incentive Plan, the number of shares and the exercise price will be adjusted to account for the stock dividend. The exercise date for all options granted in 1993 is January 1, 1996. The exercise date may be accelerated in the event of a change in control of the Company (as defined in the 1991 Long-Term Incentive Plan).

(b) The grant date present value was prepared by an independent consultant using a variation of the Black-Scholes option pricing model with the following assumptions: (i) 25.17% expected share price volatility, (ii) 5.97% risk-free rate of return, (iii) an expected dividend yield of 2.2% and (iv) an expected ten-year exercise period.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES -- Shown below is information concerning the exercise of stock appreciation rights and options to purchase the Company's common stock under the 1981 Long-Term Incentive Plan and the 1991 Long-Term Incentive Plan by the Named Officers in 1993 or held by them at December 31, 1993:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT FY-END     IN-THE-MONEY OPTIONS/
                              SHARES ACQUIRED                         EXERCISABLE/             SARS AT FY-END
      NAME                      ON EXERCISE     VALUE REALIZED      UNEXERCISABLE(a)      EXERCISABLE/UNEXERCISABLE
      ----                    ---------------   --------------   ----------------------   -------------------------
C. M. Pigott................           0           $      0          5,431 / 15,067          $131,702 / $243,877
D. J. Hovind................           0                  0          4,300 /  6,463           113,343 /  100,779
W. E. Boisvert..............       2,368(b)          52,096              0 /  2,718                 0 /   26,272
M. A. Tembreull.............           0                  0          2,366 /  4,055            62,336 /   64,137
M. C. Pigott................           0                  0            853 /  2,558            20,685 /   40,161

- ---------------

(a) Amounts have not been adjusted to reflect the Company's 15% stock dividend paid on February 15, 1994 to stockholders of record at the close of business on January 10, 1994. Pursuant to the terms of the Plans, the number of shares and the exercise price will be adjusted to account for the stock dividend.

(b) This transaction involved the exercise of SARs for cash; no shares were acquired on the exercise.

     LONG-TERM INCENTIVE PLANS -- All stock-based awards under the Company's Long-Term Incentive Plan are shown in the Option Grant and Option Exercise tables set forth above. Shown below is information in respect of non-stock price-based awards made in 1993 under the Long-Term Incentive Plan:

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                     ESTIMATED FUTURE PAYOUTS UNDER
                                             PERFORMANCE OR            NON-STOCK PRICE-BASED PLANS
                                           OTHER PERIOD UNTIL      -----------------------------------
      NAME                                MATURATION OR PAYOUT     THRESHOLD      TARGET      MAXIMUM
      ----                                --------------------     ---------     --------     --------
C. M. Pigott............................     1/1/93 - 12/31/95        $ 0        $281,250     $562,500
D. J. Hovind............................     1/1/93 - 12/31/95          0         127,500      255,000
W. E. Boisvert..........................     1/1/93 - 12/31/95          0          82,500      165,000
M. A. Tembreull.........................     1/1/93 - 12/31/95          0          78,375      156,750
M. C. Pigott............................     1/1/93 - 12/31/95          0          50,000      100,000

Payments of awards under the Company's Long-term Incentive Plan are tied to achieving Company, business unit and individual goals over a three-year performance period. Goals established for Company performance are based on the Company's financial performance relative to a selected group of companies with similar business characteristics. Goals established for business unit and individual performance are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.

     RETIREMENT BENEFITS -- The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company's noncontributory retirement plan and Supplemental Retirement Plan:

                               PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                              ------------------------------------------------------------
            REMUNERATION         15           20           25           30           35
        --------------------  --------     --------     --------     --------     --------
        $  200,000..........  $ 43,296     $ 57,728     $ 72,160     $ 86,593     $101,025
           250,000..........    54,546       72,728       90,911      109,093      127,275
           300,000..........    65,796       87,728      109,661      131,593      153,525
           400,000..........    88,296      117,728      147,161      176,593      206,025
           450,000..........    99,546      132,728      165,911      199,093      232,275
           500,000..........   110,796      147,728      184,661      221,593      258,525
           600,000..........   133,296      177,728      222,161      266,593      311,025
           700,000..........   155,796      207,728      259,661      311,593      363,525
           900,000..........   200,796      267,728      334,661      401,593      468,525
         1,200,000..........   268,296      357,728      447,161      536,593      626,025

     The Company has a noncontributory retirement plan which has been in effect since 1947. Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee's cash compensation, which includes those amounts reported in the "Salary" and "Bonus" columns of the Summary Compensation Table, but it excludes compensation under the Long-Term Incentive Plan. Years of credited service as of December 31, 1993 for the Named Officers are: C. M. Pigott, 35 years; D. J. Hovind, 29 years; W. E. Boisvert, 5 years; M. A. Tembreull, 23 years; M. C. Pigott, 15 years.

     The Company's unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Service and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

     The Pension Plan Table illustrates approximate retirement benefits at age 65 and are based on single-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of Company executives under these programs is determined annually by the Compensation Committee.

     The Company believes that its overall executive compensation package should be competitive with comparable successful companies, should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company's executive compensation program is comprised of three main components: (i) base salaries;
(ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long-term incentives in the form of stock options and cash awards intended to focus efforts on achieving long-term growth in net income, return on sales and return on capital.

     Base Salaries. Base salaries are compared with independent salary surveys, and consultants are utilized from time to time to assure that the overall compensation package meets the objective of being competitive with the average compensation packages offered by similar companies, including some of the selected companies described in the long-term incentive plan discussed below (the "Selected Companies").

     Annual Cash Bonuses. Annual cash bonuses may range from 15% to 50% of the executive's base salary. In general, from 50% to 60% of these bonuses are based on the Company's performance compared to an overall profit goal approved by the Compensation Committee. The balance of the executives' bonus calculation is based upon the attainment, in the subjective judgment of the Compensation Committee, of one or more individual goals. In general, these goals involve factors such as the performance of the business units for which the executive has direct responsibility, market share improvement, product quality, product improvement, new product development, production efficiencies and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved.

     The bonuses paid in 1993 reflect an achievement in excess of 100% of the Company's profitability goal for 1992. The amounts of bonuses earned in 1993 (to be paid in 1994) were not determined on the date this proxy statement was prepared.

     Long-Term Incentives. Given the cyclical nature of the Company's business, long-term incentives are based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated one-half to stock options and one-half to the cash incentive award. Stock options become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders' interests through increased individual stock ownership.

     A significant portion (50% to 75%) of the long-term cash incentive award is based on overall Company performance measured in terms of the Company's ranking in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies, a group of Fortune-500 companies in similar industries. The Selected Companies have been used for this comparison for a number of years; these companies have been selected because, in the judgement of the Company's compensation consultants and the Compensation Committee, they are the most directly comparable in size and nature of business to the Company. The Selected Companies include some but not all of those which make up the published Standard & Poor's indices in the performance graph set forth below.

     The balance of the executives' long-term cash incentive calculation is based upon each executive's meeting business unit and individual objectives. These objectives are similar to the types of individual goals described above for the annual cash bonus, but they are measured over a three-year performance cycle. The actual amount of each individual's cash incentives related to business unit and individual objectives is determined by the Compensation Committee at the end of a rolling three-year performance cycle, based on the Committee's subjective evaluation of each executive's performance during the preceding three years. The target amount will be earned if Company financial performance ranks above at least half of the Selected Companies and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the comparison companies and business unit and individual performance are at least 150% of goal. No award will be earned if Company financial performance ranks below 75% or more of the Selected Companies and business unit and individual performance is below 75% of goal.

     For the three-year cycle ended in 1992, the Company achieved in excess of 100% of the comparative performance goal. The incentive cash awards for each executive officer for the three-year cycle ended in 1993 were not determined on the date this proxy statement was prepared.

     Chief Executive Officer's Compensation. The Chief Executive Officer's compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long-term incentive in the form of stock options and a cash award. However, the CEO's annual cash bonus is based entirely on the Company's profit goal as established by the Compensation Committee. The bonus earned in 1992 and paid in 1993 reflects an achievement in excess of 100% of the goal for 1992. The bonus earned in 1993 to be paid in 1994 was not determined on the date this proxy statement was prepared. The cash portion of the long-term incentive is likewise based entirely on the Company's performance during the three-year cycle as compared to the Selected Companies. For the three-year cycle ended in 1992, the Company achieved in excess of 100% of this goal. The incentive cash award for the three-year cycle ended in 1993 was not determined on the date this proxy statement was prepared. As with other executives, the size of the stock option award is determined on the basis of salary and not on the amount and terms of options already held.

     That portion of an individual executive's future compensation which may exceed $1 million per annum will not be deductible by the Company as an expense for Federal tax purposes. Although the amount of any additional tax is expected to be insignificant to the Company, the Compensation Committee will consider this issue in setting compensation policy in the future.

     Based on executive compensation survey data, the Compensation Committee believes that the overall compensation package for the Company's key executives meets the objective of being competitive with the average compensation package offered by similar companies while providing significant individual performance incentives.

                                 MEMBERS OF THE
                             COMPENSATION COMMITTEE

                                  R. P. Cooley
                                  J. M. Fluke, Jr.
                                  H. J. Haynes
                                  J. H. Wiborg

     SHAREOWNER RETURN PERFORMANCE PRESENTATION -- Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's common stock to the cumulative total return of the Standard & Poor's Composite-500 Stock Index and an equally-weighted simple average of the Standard & Poor's Heavy-Duty Trucks & Parts and the Standard & Poor's Machinery (Diversified) indices for the period of five fiscal years commencing December 31, 1988 and ending on December 31, 1993. Management believes that the blending of these two indices provides a better comparison than either of the indices alone because the Company's performance can be compared to a larger number of comparable companies. The comparison assumes that $100 was invested on December 31, 1988 in the Company's common stock and in the stated indices and assumes reinvestment of dividends.

      Measurement Period
    (Fiscal Year Covered)         PACCAR Inc      S & P 500     S & P Indices
1988                               100.00          100.00          100.00
1989                               110.27          131.69          107.03
1990                                85.55          127.61           89.85
1991                               131.77          166.49          111.82
1992                               159.10          179.18          131.84
1993                               175.85          197.24          179.18

                           COMPENSATION OF DIRECTORS

     In 1993, each director who was not an employee was entitled to an annual retainer of $35,000 and a fee of $3,000 for each Board or committee meeting attended. A single meeting attendance fee is paid when more than one meeting is held on the same day.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young have performed the audit of the Company's financial statements for the year 1993 and have been selected to perform this function for 1994. Partners from the Seattle office of Ernst & Young are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Company knows of no other matters likely to be brought before the meeting. However, if other proposals are presented, proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

                                          [FACSIMILE SIGNATURE]

                                          G. G. Morie
                                          Vice President, General
                                          Counsel and Secretary

March 18, 1994

                       DIRECTIONS TO MEYDENBAUER CENTER:




                                     [Map]




              From I-405 take the N.E. 4th Street Exit, head west. Turn right on 112th Avenue N.E. (heading north),
              Turn left on N.E. 6th Street (heading west).

              Parking garage entrance is on N.E. 6th Street.

PROXY
                                  PACCAR Inc

               777 106TH AVE. N.E., BELLEVUE, WASHINGTON 98004
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 26, 1994

The undersigned hereby appoints Charles M. Pigott and John W. Pitts as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of PACCAR Inc held of record by the undersigned on March 1, 1994, at the annual meeting of stockholders to be held on April 26, 1994, or any adjournment thereof.

Election of three Class II Directors to serve three-year terms ending in 1997:

Richard P. Cooley, Harold J. Haynes, James C. Pigott

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE.

SEE REVERSE SIDE






[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED BY THE SAVINGS INVESTMENT PLAN TRUSTEE IN ACCORDANCE WITH THE PLAN.

1.  Election of Directors. (see reverse)

FOR _____  WITHELD _____

For, except vote witheld from
the following nominee(s): _____________________________


2. In their discretion, Proxies are authorized to vote upon such other matters as may properly come before the meeting.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


________________________________________

________________________________________

SIGNATURE(S)                       DATE

PROXY
                                  PACCAR Inc

               777 106TH AVE. N.E., BELLEVUE, WASHINGTON 98004
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 26, 1994

The undersigned hereby appoints Charles M. Pigott and John W. Pitts as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of PACCAR Inc held of record by the undersigned on March 1, 1994, at the annual meeting of stockholders to be held on April 26, 1994, or any adjournment thereof.

Election of three Class II Directors to serve three-year terms ending in 1997:

Richard P. Cooley, Harold J. Haynes, James C. Pigott

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE DESIGNATED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE






[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

1.  Election of Directors. (see reverse)

FOR _____  WITHELD _____

For, except vote witheld from
the following nominee(s): _____________________________


2. In their discretion, Proxies are authorized to vote upon such other matters as may properly come before the meeting.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


________________________________________

________________________________________

SIGNATURE(S)                       DATE

                                  APPENDIX A

                  DESCRIPTION OF GRAPHIC AND IMAGE MATERIAL



1.  Location:      Final page of proxy statement
    Item:          Map
    Description:   Map showing route to site of Annual Meeting